SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between TohSeng Ng (“Employee”) and Fabrinet USA, Inc. (“FUSA,” or the “Company”), a wholly owned subsidiary of Fabrinet (“Fabrinet”).

RECITALS

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee and the Company previously entered into an offer letter dated February 1, 2020 (the “Offer Letter”);
    WHEREAS, Fabrinet previously granted to Employee certain equity awards covering Fabrinet ordinary shares (“Awards”) under Fabrinet’s 2020 Equity Incentive Plan (the “2020 Plan”) or 2010 Performance Incentive Plan (the “2010 Plan” and, together with the 2020 Plan, the “Plans”) and applicable award agreements thereunder (such documents, collectively, the “Award Documents”);

WHEREAS, Employee’s employment with the Company terminated effective February 1, 2021 (the “Termination Date”); and

WHEREAS, the parties hereto wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company, Fabrinet and any of their respective subsidiaries (collectively, the “Company Group”) and any other Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.Consideration. In consideration of Employee’s execution of this Agreement and Employee’s fulfillment of all of its terms and conditions, Employee will receive the Severance Benefits, as defined in the Offer Letter. Employee and the Company acknowledge and agree that:

a.Cash and COBRA Severance. The aggregate amount of the Cash and COBRA Severance (as defined in the Offer Letter) will be equal to Nine Hundred Thousand Dollars ($900,000), plus an amount equal to the cash bonus Employee otherwise would have received under Fabrinet’s fiscal year 2021 bonus plan in which Employee participated as of the Termination Date, based on (x) Employee’s target bonus opportunity of $865,000 for Fabrinet’s fiscal year 2021, and (y) actual performance for Fabrinet’s fiscal year 2021 compared to the applicable performance metrics set forth under such plan, but with such resulting amount prorated to reflect the portion of Fabrinet’s 2021 fiscal year during which Employee was an employee of the Company.

b.PSU Award Severance. Employee’s Awards that will remain eligible to vest as Performance Award Severance are those performance-based restricted stock unit Awards (“PSUs”) set forth in Schedule A attached hereto.

c.RSU Award Severance. Employee’s Awards that accelerate vesting as RSU Award Severance are those time-based restricted stock unit Awards (“RSUs”) set forth in Schedule A attached hereto.

d.Other Severance Benefits. Employee will be entitled to the continued tax equalization benefits that constitute part of the Severance Benefits, as specified in the Offer Letter.

e.Acknowledgement. Except as explicitly set forth in this Agreement, Employee acknowledges and agrees that Employee is not entitled to receive any severance compensation or post-termination benefits from the Company Group. Employee hereby acknowledges that without this Agreement, Employee is not otherwise entitled to the consideration listed in this Section 1 or any other severance or separation benefits from the Company Group.

2.Equity Awards. Employee and the Company agree that for purposes of determining the number of Fabrinet ordinary shares that have vested under Employee’s Awards outstanding as of the Termination Date, Employee will be considered to have vested only up to the Termination Date. Except for any vesting provided pursuant to the terms of the Performance Award Severance and RSU Award Severance, Employee will have no further right to the vesting of any of Employee’s Awards following the Termination Date or the shares subject thereto.

3.Benefits. Employee’s health insurance benefits shall cease on the last day of the month in which Employee’s employment ends, subject to Employee’s right to continue Employee’s health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended. Employee’s participation in all benefits and incidents of employment, including without limitation (but excluding the Severance Benefits), vesting in equity awards, and the accrual of bonuses, vacation, and paid time off, ceased as of the Termination Date.

4.Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company Group has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, equity awards, vesting, and any and all other benefits and compensation due to Employee.

5.Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company Group and their current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the

Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a.    any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

        b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of ordinary shares or other securities of or equity interest in Fabrinet or other member of the Company Group, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.    any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the National Labor Relations Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act;

e.    any and all claims for violation of the federal or any state constitution;

f.    any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g.    any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and

h.    any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits.

6.Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Agreement. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The parties to this Agreement agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

7.California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

8.No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company Group or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company Group or any of the other Releasees.

9.Confidentiality. Subject to the Protected Activity provision, Employee agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”). Except as required by law, Employee may disclose Separation Information only to Employee’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Employee’s attorney(s), and Employee’s accountant(s) and any professional tax advisor(s) to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Employee agrees that Employee will not publicize, directly or indirectly, any Separation Information.

10.Trade Secrets and Confidential Information/Company Property. Employee agrees that Employee will not disclose the Company Group’s trade secrets and confidential and proprietary information; however nothing in the foregoing is meant to limit employees’ rights to discuss the terms, wages, and working conditions of their employment, nor to deny employees the right to disclose information pertaining to sexual harassment or any unlawful or potentially unlawful conduct, as protected by applicable law. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company Group (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Employee), developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company Group.

11.Inventions.

a.    Inventions Defined. “Inventions” means inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, know-how, trademarks, and trade secrets, whether or not patentable or registrable under copyright or similar laws, that Employee solely or jointly authored, conceived, developed, or reduced to practice.

b.    Assignment of Inventions and Works Made for Hire. Employee hereby assigns to the Company Group, or its designee, all of Employee’s right, title, and interest (including all related intellectual property rights) in all Inventions that Employee created during the period of time Employee was in the employ of the Company (including during off-duty hours) (“Company Inventions”). In addition, Employee acknowledges that all original works of authorship that were made by Employee (solely or jointly with others) within the scope of and during the period of Employee’s employment with the Company and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act, and in accordance, the Company Group is considered the author of these works.

c.    Exception to Assignments. EMPLOYEE ACKNOWLEDGES AND UNDERSTANDS THAT THE PROVISIONS OF THIS AGREEMENT REQUIRING ASSIGNMENT OF INVENTIONS TO THE COMPANY DO NOT APPLY TO ANY INVENTION THAT QUALIFIES FULLY UNDER THE PROVISIONS OF CALIFORNIA LABOR CODE

SECTION 2870. California Labor Code section 2870 provides: “(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or (2) Result from any work performed by the employee for the employer. (b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”
    d.    Outside Inventions.  Employee acknowledges that Employee has not incorporated any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company Group’s prior written permission. Employee acknowledges that Employee has informed the Company Group, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by Employee or in which Employee has an interest prior to, or separate from, Employee’s employment with the Company, including, without limitation, any such inventions that are subject to California Labor Code Section 2870 (“Outside Inventions”) into any Invention or otherwise utilizing any Outside Invention in the course of Employee’s employment with the Company; and the Company Group is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit any such incorporated or utilized Outside Inventions, without restriction, including, without limitation, as part of, or in connection with, such Invention, and to practice any method related thereto.

e.    Moral Rights. Any assignment to the Company Group of Company Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” or the like (collectively, “Moral Rights”). If Moral Rights cannot be assigned under applicable law, Employee hereby waives and agrees not to enforce any and all Moral Rights, including any limitation on subsequent modification, to the extent permitted under applicable law.

f.    Further Assurances. Employee will assist the Company Group, or its designee, at the Company Group’s expense, in every proper way to secure and protect the Company Group’s rights in Company Inventions and any related copyrights, patents, mask work rights, or other intellectual property rights in any and all countries. Employee will disclose to the Company Group all pertinent information and data. Employee will execute all applications, specifications, oaths, assignments, and all other instruments that the Company Group deems necessary in order to apply for and obtain these rights and in order to deliver, assign, and convey to the Company Group, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to Company Inventions, and any related copyrights, patents, mask work rights, or other intellectual property rights. Employee will testify in a suit or other proceeding relating to such Company Inventions and any rights relating thereto.

12.No Cooperation. Subject to the Protected Activity provision, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

13.Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity includes filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”). Employee understands that in connection with such Protected Activity under this section, Employee is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company Group. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute confidential information of the Company Group to any parties other than the Government Agencies. Employee further understands that “Protected Activity” does not include the disclosure of any Company Group attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

14.Mutual Nondisparagement. Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department, which shall use its best efforts to provide only the Employee’s last position and dates of employment. The Company agrees to refrain from any disparagement, defamation, libel, or slander of Employee. Employee understands that the Company’s obligations under this Section 14 extend only to the current executive officers and members of the board of directors of the Company and Fabrinet and only for so long as each such officer or member is an employee or director of the Company or Fabrinet, as applicable. Notwithstanding the foregoing, nothing in this Section 14 will prohibit a party from (a) making truthful statements or disclosures that are required by applicable law, regulation or legal process; or (b) requesting or receiving confidential legal advice.

15.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, shall entitle the Company Group immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.

16.No Admission of Liability. Employee understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company (or any other member of the Company Group) of any fault or liability whatsoever to Employee or to any third party.

17.Costs. The parties to this Agreement shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

18.ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES HERETO AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SANTA CLARA COUNTY, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE that the arbitrator shall issue a written decision on the merits. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

19.Tax Consequences. The Company (and/or any parent, subsidiary or other affiliate of the Company, as applicable) will have the right and authority to deduct from any payments or benefits under this Agreement, including without limitation any Severance Benefits, all applicable federal, state, local, and/or nonU.S. taxes or other required withholdings and payroll deductions (“Withholdings”). The Company (and/or any parent, subsidiary or other affiliate of the Company, as applicable) make no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement, including without limitation any Severance Benefits. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company Group for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company Group by reason of any such claims, including attorneys’ fees and costs. The parties to this Agreement agree and acknowledge that the payments made pursuant to Section 1 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

20.Section 409A. It is intended that this Agreement comply with, or be exempt from, Internal Revenue Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities and ambiguous terms herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement (including without limitation any Severance Benefits) is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Any Severance Benefits will be paid in accordance with the payment timing requirements set forth in the Offer Letter (and the applicable Award Documents to the extent not otherwise amended by the Offer Letter), including without limitation any applicable requirements to comply with Section 409A. Accordingly, subject to the Separation Delay (as defined in the Offer Letter) with respect to payment timing as necessary to comply with Section 409A, Cash and COBRA Severance will be paid on the sixtieth (60th) day following the Termination Date; RSUs subject to the RSU Award Severance will vest on the Effective Date and be settled in accordance with their applicable terms; and PSUs subject to the PSU Award Severance will vest and be settled in accordance with their applicable terms. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will the Releasees have any obligation, liability or responsibility to reimburse, indemnify or hold harmless Employee for any taxes imposed, or other costs incurred, as a result of Section 409A.

21.Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each party to this Agreement warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

22.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

23.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either party to this Agreement brings an action to enforce or effect its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

24.Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement, with the exception of the Award Documents, except as otherwise modified or superseded herein.

25.No Oral Modification. This Agreement may only be amended in a writing signed by Employee and a duly authorized officer of the Company.

26.Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA. Employee consents to personal and exclusive jurisdiction and venue in the State of California.

27.Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within twenty-one (21) days. Employee has seven (7) days after Employee signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the parties and has not been revoked by Employee before that date (the “Effective Date”).

28.Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

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29.Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company Group or any third party, with the full intent of releasing all of Employee’s claims against the Company Group and any of the other Releasees. Employee acknowledges that:

(a)    Employee has read this Agreement;

(b)    Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has elected not to retain legal counsel;

(c)    Employee understands the terms and consequences of this Agreement and of the releases it contains;

(d)    Employee is fully aware of the legal and binding effect of this Agreement; and

(e)    Employee has not relied upon any representations or statements made by the Company Group that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement on the respective dates set forth below.

        TOH-SENG NG, an individual

Dated: February 8, 2021    /s/ Toh-Seng Ng
        Toh-Seng Ng

        FABRINET USA, INC.

Dated: February 12, 2021    By /s/ Csaba Sverha
            Csaba Sverha
            Chief Financial Officer

SCHEDULE A

Awards Subject to Performance Award Severance or RSU Award Severance

Grant Date	Award Type	Plan	Number of Fabrinet Ordinary Shares Subject to Award at Grant	Number of Unvested Fabrinet Ordinary Shares Subject to Outstanding Award at Termination Date*
8/23/2018	RSU	2010 Plan	22,907	7,636
8/22/2019	RSU	2010 Plan	35,492	23,662
8/20/2020	RSU	2020 Plan	5,448	5,448
8/22/2019	PSU	2010 Plan	28,104	28,104
8/22/2019	PSU	2010 Plan	28,104	28,104
8/20/2020	PSU	2020 Plan	19,414	19,414
8/20/2020	PSU	2020 Plan	19,414	19,414

* Unvested Fabrinet ordinary shares subject to outstanding Awards indicated as PSUs are subject to Performance Award Severance. Unvested Fabrinet ordinary shares subject to outstanding Awards indicated as RSUs are subject to RSU Award Severance.
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